Exhibit 4.2

8.0% CONVERTIBLE

SUBORDINATED DEBENTURES

DUE DECEMBER 15, 2005

$4,200,000.00	Portland, Oregon
January 3, 2002

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS EFFECTIVE COVERING SUCH TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

        FOR VALUE RECEIVED, the undersigned, WILSHIRE FINANCIAL SERVICES GROUP INC., a Delaware corporation (the “Company”), promises to pay to Robert H. Kanner (the “Investor”), in lawful money of the United States and in immediately available funds, the principal amount of $4,200,000.00 (as such amount shall be reduced from time to time pursuant to repayments of principal hereunder, the “Face Amount”) together with interest thereon calculated from the date hereof, all in accordance with the provisions of this Security.

        This Security was issued pursuant to the Debenture Purchase Agreement, dated as of December 28, 2001 (the “Agreement”), among the Company, the Investor and the other parties thereto. Unless the context otherwise requires, as used herein, “Security” means any of the 8.0% Convertible Subordinated Debentures Due December 15, 2005 issued pursuant to the Agreement and any other similar convertible subordinated debentures issued by the Company in exchange for, or to effect a transfer of, any Security and “Securities” means all such Securities in the aggregate.

        1.   Accrual of Interest. Except as otherwise expressly provided in Section 5 hereof, interest shall accrue at the rate of eight percent (8.0%) per annum (based on a year of 365 days for the actual days elapsed) on the Face Amount from time to time without any compounding. Such interest shall accrue from (and including) the date hereof, or the applicable Interest Payment Date, to (but excluding) the applicable Interest Payment Date, the Redemption Date (as defined herein), if applicable, or the Final Maturity Date.

        2.   Payment of Principal and Interest on Security.

            (a)   Scheduled Payment of Principal. Commencing on March 15, 2004, and thereafter on each Interest Payment Date (as defined herein), the Company shall repay 12.5% of the initial Face Amount of this Security in cash to the holder of this Security. The Company shall pay the remaining Face Amount, together with all accrued and unpaid interest thereon, in cash to the holder of this Security on December 15, 2005 (the “Final Maturity Date”).

            (b)   Payment of Interest. Commencing on March 15, 2002, the Company shall pay interest on this Security quarterly in arrears on March 15, June 15, September 15 and December 15 of each year and on the Final Maturity Date, or if any such day is not a business day, on the next succeeding business day (each an “Interest Payment Date”) to holders of record on the immediately preceding March 1, June 1, September 1 and December 1, respectively.

            (c)   Pro Rata Payment. The Company agrees that any payments to the holders of the Securities (including, without limitation, upon acceleration pursuant to Section 5) (whether for principal, interest, or otherwise) shall be made pro rata among all such holders based upon the aggregate unpaid principal amount of the Securities held by each such holder. If any holder of a Security obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal or interest on such Security in excess of such holder’s pro rata share of payments obtained by all holders of the Securities, such holder shall make payments to the other holders of the Securities based on such participation in the Securities held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this Section 2(c). Without limiting the generality of the foregoing, the Company shall not repurchase any Securities other than on a pro rata basis from all holders of Securities in compliance with this Section 2(c). Notwithstanding the foregoing, this Section 2(c) shall not apply (i) to payments made pursuant to Section 5(b)(i) hereof to the extent any holder declines to demand payment after notice is given pursuant to said Section 5(b)(i), (ii) to payments made pursuant to Section 6 to the extent not all holders elect to exercise the Repurchase Right provided for therein or (iii) conversion under Section 4 hereof.

        3.   Optional Redemption

            (a)   Optional Redemption. From and after July 1, 2002, the Company, at its option, may upon written notice redeem the Securities, in whole but not in part and from all but not less than all the holders of the Securities, to the extent it has funds legally available and irrevocably reserved therefor and such redemption is not prohibited by the terms of its outstanding indebtedness, at the Redemption Price (as determined in accordance with the schedule below), plus an amount equal to the accrued and unpaid interest on the Face Amount to the redemption date; provided (i) the weighted average price of the Common Stock (as defined below), as reported by Bloomberg L.P. using the VAP function, for the fifteen (15) consecutive trading days immediately preceding the Redemption Record Date (as defined below) equals or exceeds $2.625 per share, and (ii) the Company intends and has the financial resources and ability to repurchase all of the outstanding Securities, can represent in its filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934 that no outstanding litigation against the Company exists which could reasonably be expected to have a material adverse effect on the financial condition of the Company, and represents to those facts in its written notice of redemption. Nothing in this Section 3 shall prevent the holder from converting at any time prior to the payment of the redemption proceeds of this Security. The “Redemption Price” shall be the Face Amount multiplied by the “Premium Factor,” which shall be determined as follows:

            Month in which Redemption Occurs                    Premium Factor
            --------------------------------                    --------------
                       July 2002                                  1.0600000
                      August 2002                                 1.0533333
                     September 2002                               1.0466667
                      October 2002                                1.0400000
                     November 2002                                1.0333333
                     December 2002                                1.0266667
                      January 2003                                1.0200000
                     February 2003                                1.0133333
                       March 2003                                 1.0066667
                       Thereafter                                 1.0000000

            (b)   Payment of Redemption Price.

               (i)   The amount of the Redemption Price on the Securities redeemed, on any redemption set forth herein, shall be paid to the holders of the Securities in cash.

               (ii)   The Company’s written notice shall specify the date (the “Redemption Date”) and place of the redemption of all but not less than all the Securities, calling upon each holder of record to surrender to the Company on such Redemption Date at the place designated in the notice all the Securities still owned of record by such holder on the Redemption Date, and such notice shall specify the applicable Redemption Price. The date such written notice is sent to each holder is the “Redemption Record Date.” The Redemption Date shall be not fewer than thirty (30) nor more than sixty (60) trading days after the Redemption Record Date. Such written redemption notice will be of no effect unless the Company shall have complied with its obligations to convert Securities pursuant to the terms of Section 4 hereof during the period from the Redemption Record Date through the Redemption Date, inclusive. On or after the Redemption Date, each holder of Securities to be redeemed shall present and surrender such holder’s Securities to the Company at the place designated in the redemption notice and the Redemption Price of the Securities, and any accrued and unpaid interest thereon to the Redemption Date, shall immediately be paid in immediately available funds in cash to or on the order of the person whose name appears in the Debenture Register (as herein defined) as the owner thereof, and each surrendered Security shall be canceled by the Company.

               (iii)   If a notice of redemption has been given pursuant to this Section 3 and any holder of Securities shall, prior to the close of business on the fifth business day immediately preceding the Redemption Date, give written notice to the Company pursuant to Section 4 below of the conversion of any or all of the Securities held by the holder and to be redeemed, then such redemption shall not become effective as to such Securities to be converted and such conversion shall become effective as provided in Section 4 below.

        4.   Conversion Rights; Adjustments. The holders of the Securities shall have conversion rights as follows (the "Conversion Rights"):

            (a)   Holder’s Right to Convert. At any time after July 1, 2002 and provided that all filings by the holder of this Security, if any, to be made with the Office of Thrift Supervision or other regulatory authorities have been made, the Face Amount of this Security shall be convertible, in whole or in part (provided that any conversion of only a part of a holder’s Securities shall be with respect to a minimum of $1,000,000 in Face Amount at any one time and shall be in an amount that does not result in any fractional shares being issued or cash paid in lieu thereof), at the option of the holder thereof, at any time and from time to time into fully paid and nonassessable shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”) at the then effective Conversion Rate (as defined below) (each such conversion, a “Holder’s Optional Conversion”). Such shares shall be newly issued shares and shall not be issued out of the Company’s treasury.

        The number of shares issuable upon any Holder’s Optional Conversion (the “Conversion Rate”), as of any Conversion Date (as defined below), shall equal an amount determined by (i) dividing (x) the portion of the Face Amount proposed to be converted into Common Stock, by (y) the Conversion Price (as defined below) in effect as of such Conversion Date and (ii) only in the case of a Holder’s Optional Conversion following a notice of conversion delivered after the Redemption Record Date, multiplying the quotient obtained in clause (i) by the Premium Factor. The conversion price at which shares of Common Stock shall be deliverable upon conversion of the Securities without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be $2.40. Such initial Conversion Price and the rate at which the Securities may be converted into shares of Common Stock shall be subject to adjustment as provided below.

            (b)   Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Securities. In lieu of fractional shares (in the event of the conversion hereof in whole), the Company shall pay cash equal to such fraction multiplied by the Closing Price per share of Common Stock on the trading day immediately preceding the related Conversion Date. As used herein, the “Closing Price” of any security on any day means the last reported sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case as quoted on NASDAQ.

            (c)   Mechanics of Conversion.

               (i)   In order to exercise its rights pursuant to a Holder’s Optional Conversion, the holder shall deliver written notice in the form of Exhibit 1 to the Company stating that such holder elects to convert all or part of the Face Amount represented by such Security or Securities. Such notice shall state the Face Amount, plus the ratable portion of any accrued but unpaid interest, of Securities which the holder seeks to convert and shall be accompanied within one (1) trading day by the Security or Securities subject to conversion. The date of the notice shall be the conversion date (“Conversion Date”) and the holder shall be deemed to own the underlying Common Stock as of such date. As soon as practicable (but no later than three (3) trading days) after the receipt of such notice, the Company shall cause to be made available to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and, in the case where only part of a Security is converted, the Company shall execute and deliver (at its own expense) a new Security of any authorized denomination as requested by a holder in an aggregate principal amount equal to and in exchange for the unconverted portion of the Face Amount of the Security so surrendered. Notwithstanding anything to the contrary in this Section 4, in the case where only a part of a Security is converted, the amount of the unconverted portion of such Security shall be at least $10,000 and shall be in an amount that does not result in any fractional shares being issued or cash paid in lieu thereof. The conversions pursuant to this Section 4 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at the close of business on the Conversion Date. Any accrued and unpaid interest on the Face Amount being converted shall be paid in cash promptly after such conversion.

               (ii)   The Company shall, at all times during which the Securities shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of 100% of the outstanding Securities. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Securities, the Company will take any corporate action which may, based upon the advice of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               (iii)   All Securities (or the portions thereof) which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such Securities, including the rights, if any, to receive interest, notices and consent rights shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock or cash, as the case may be, in exchange therefor, and, if applicable, cash for any fractional shares of Common Stock. Any Securities, to the extent so converted, shall be retired and canceled.

            (d)   Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (e)   Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock issuable in payment of such dividend or distribution.

            (f)   Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue any extraordinary dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or rights, options or warrants to acquire securities of the Company (including Common Stock), or other assets or properties (including, without limitation, extraordinary cash dividends), then and in each such event provision shall be made so that the holders of the Securities shall receive, in addition to the number of shares of Common Stock receivable upon conversion of the Securities, the amount of securities of the Company or other assets or properties that they would have received had their Securities been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or other assets or properties receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Securities; provided that, in the event rights or benefits under such securities, assets or properties shall terminate prior to the time that the holder of this Security may elect to convert this Security into shares of Common Stock, such amount of securities, assets or properties that the holder would have received had such holder converted his or her Securities immediately prior to the distribution shall be distributed to the holder of this Security on the date the securities, assets or properties are distributed to the holders of Common Stock.

            (g)   Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Securities shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, stock dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 4), then and in each such event the holder of each Security (whether then outstanding or thereafter issued) shall have the right thereafter to convert such Security into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which all such Securities might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

            (h)   Reorganizations, Mergers, Consolidations or Asset Sales. If at any time after the date hereof there is a tender offer, exchange offer, merger, consolidation, recapitalization, sale of all or substantially all of the Company’s assets or reorganization involving the Common Stock (collectively, a “Capital Reorganization”) (other than a merger, consolidation, sale of assets, recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as part of such Capital Reorganization, provision shall be made so that the holders of Securities (whether then outstanding or thereafter issued) will thereafter be entitled to receive upon conversion of the Securities the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Securities after the Capital Reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Securities) will be applicable after that event and be as nearly equivalent as practicable. In the event that the Company is not the surviving entity of any such Capital Reorganization, each Security shall become Securities of such surviving entity, with the same powers, rights and preferences as provided herein. In the operative document bringing about the Capital Reorganization, the Company will cause the surviving entity to assume the Company’s obligations hereunder and under the Agreement.

            (i)   No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Securities against impairment to the extent required hereunder. Nothing in this Section 4 shall affect the continued accrual of interest on the Securities in accordance with the terms of this Security.

            (j)   Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Securities outstanding a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Securities, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Securities. Despite such adjustment or readjustment, the form of each or all Securities, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Security, which shall control.

            (k)   Notice of Record Date. In the event:

               (i)   that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company or rights, options or warrants to acquire Common Stock or other securities of the Company;

               (ii)   that the Company subdivides or combines its outstanding shares of Common Stock;

               (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon);

               (iv)   of any Capital Reorganization; or

               (v)   of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office, and shall cause to be mailed to the holders of the Securities at their last addresses as shown on the records of the Company, as promptly as practicable, a notice stating

                  (A)   in the case of clauses (i) and (ii) above, the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                  (B)   in the case of clauses (i), (ii) and (iii) above, the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.

            (l)   Delay in Conversion. In the event the Company determines, based upon advice of counsel, that it is precluded by any law, regulation, or NASDAQ rule from issuing shares of its Common Stock upon conversion of the Securities, the Company shall be afforded such time as may be reasonably required to take any actions necessary to issue such shares in compliance with such law, regulation or rule.

        5.   Events of Default.

            (a)   Definition. For purposes of this Security, an Event of Default shall be deemed to have occurred if:

               (i)   the Company fails to pay when due the principal of or interest on any Security when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

               (ii)   (A) the Company or any of its Material Subsidiaries makes an assignment for the benefit of creditors, (B) an order, judgment or decree is entered adjudicating the Company or any of its Material Subsidiaries bankrupt or insolvent, (C) any order for relief with respect to the Company or any of its Material Subsidiaries is entered under the Bankruptcy Reform Act, Title 11 of the United States Code, (D) the Company or any of its Material Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any of its Material Subsidiaries or of any substantial part of the assets of the Company or any of its Material Subsidiaries, or commences any proceeding relating to the Company or any of its Material Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or (E) any such petition or application is filed, or any such proceeding is commenced, against the Company or any of its Material Subsidiaries and either (1) the Company or any of its Material Subsidiaries by any act indicates its approval thereof, consent thereto or acquiescence therein or (2) such petition, application or proceeding is not dismissed within sixty (60) days. As used herein, “Material Subsidiaries” means Wilshire Credit Corporation, Wilshire Funding Corporation and First Bank of Beverly Hills, F.S.B. (“First Bank”), and any other subsidiary whether now owned or hereafter formed or acquired the operations or assets of which are at least as material to the Company as a whole as any such named subsidiary.

               (iii)   a judgment in excess of $10,000,000 (net of any insurance coverage accepted by the carrier) is rendered against the Company or any Material Subsidiary and, within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged or paid;

               (iv)   the Company or any Material Subsidiary defaults under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries (or the payment of which is guaranteed by the Company or any of its subsidiaries) the aggregate outstanding principal amount of which exceeds $10,000,000, other than indebtedness owed to the Company or any of its subsidiaries, whether such indebtedness or guarantee now exists, or is created after the date hereof, which default is caused by or results in:

                  (A)   a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (“payment default”); or

                  (B)   the acceleration of such indebtedness prior to its maturity ("cross acceleration provision");

               (v)   failure of the Company to redeem all the unconverted Securities for cash on the redemption date if the Company has elected to exercise its optional redemption rights pursuant to Section 3 or the failure of the Company to comply with its obligations under Section 4, or

               (vi)   any cease and desist order, directive letter or the like is issued against First Bank by the OTS or its then primary regulator as a result of facts or circumstances relating to First Bank that have had or are likely to have a material adverse effect on First Bank’s business or operations.

               (vii)   only to the extent not otherwise covered under (i) through (v) above, the failure to comply with the terms of or a breach of a covenant or a breach of a representation or warranty (except for an immaterial breach of a representation or warranty not otherwise qualified by materiality) contained in the Agreement for a period of thirty (30) days following notice of such failure from holders of the Securities, but only to the extent such breach is curable.

            (b)   Consequences of Events of Default.

               (i)   Subject to the provisions of Section 10 of this Security, if an Event of Default has occurred pursuant to Section 5(a)(i) or (v) of this Security, then the holder of this Security may declare all or any portion of the outstanding Face Amount of and accrued but unpaid interest on the Security due and payable and demand immediate payment of the outstanding Face Amount and all accrued and unpaid interest thereon. If an Event of Default specified in Section 5(a)(ii) occurs, all of the Securities shall automatically and immediately become due and payable. The Company shall give prompt written notice of any such demand to the other holders, if any, of any of the Securities, each of which may demand immediate payment of all or any portion of such holder’s Securities. If any holder of the Securities demands immediate payment of all or any portion of such holder’s Securities, the Company shall, subject to the other provisions of this Security (including Section 10), immediately pay the outstanding Face Amount and all accrued and unpaid interest in cash to such holder.

               (ii)   Subject to the provisions of Section 10 of this Security, if an Event of Default has occurred pursuant to Sections 5(a)(iii), (iv), (vi) or (vii) of this Security, then the holders of not less than 25% of the aggregate Face Amount of all Securities then outstanding may declare, by written notice to the Company, all or any portion of the Securities due and payable.

               (iii)   following any Event of Default described in Section 5(a)(i) or (v), the Securities shall bear interest at the annual rate of 12% until the default shall have been cured. Upon the occurrence of an Event of Default, the Company shall be liable to each Holder for its costs and expenses, including attorneys fees, incurred in enforcing its rights hereunder.

               (iv)   Subject to the other provisions of this Security (including Section 10), each holder of any Security shall also have, upon the occurrence and continuance of an Event of Default, any other rights which such holder may have pursuant to applicable law or contract.

        6.   Repurchase Right Upon a Change of Control.

            (a)   In the event that a Change of Control (as herein defined) shall occur, then each holder shall have the right (the “Repurchase Right”) at the holder’s option to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such holder’s Securities, or any portion of the principal amount thereof requested by such holder that is equal to $100,000 or any integral multiple thereof, on the date (the “Repurchase Date”) that is thirty (30) days after the date of the Company Notice (as defined in Section 6(b)) at a purchase price equal to the then outstanding Face Amount, plus accrued and unpaid interest thereon. “Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) of shares representing a majority of the aggregate ordinary voting power represented by the issued and outstanding Common Stock; (b) any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation) such that the outstanding shares of the Common Stock (or securities which are convertible into or exchangeable for Common Stock) are exchanged for or converted into securities which represent less than 51% of the voting securities of the surviving entity; (c) any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation) such that the Company’s stockholders immediately prior to such transaction or series of transactions own less than 51% of the voting securities of the surviving entity; (d) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets; or (e) the occupation of a majority of the seats (without regard to vacant seats) on the board of directors of the Company by persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

            (b)   On or before the 3rd day after a Change of Control, the Company shall give to all holders of Securities notice (the “Company Notice”), of the occurrence of the Change of Control and of the Repurchase Right set forth herein arising as a result thereof. Each notice of a Repurchase Right shall be mailed to the holders of the Securities at their last address as shown on the records of the Company and shall state:

               (i)   the Repurchase Date;

               (ii)   the date by which the repurchase right must exercised;

               (iii)   a description of the procedure which a holder must follow to exercise a Repurchase Right, and the place or places where such Securities are to be surrendered for payment of the repurchase price;

               (iv)   that on the Repurchase Date the repurchase price will become due and payable upon each such Security designated by the holder to be repurchased, and that interest thereon shall cease to accrue on and after said date; and

               (v)   the place or places that the Securities with the option to elect repayment upon a Change of Control shall be delivered.

            No failure of the Company to give the foregoing notices or defect therein shall limit any holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of Securities.

            If any of the foregoing provisions or other provisions of this Section 6 are inconsistent with applicable law, such law shall govern.

            (c)   To exercise a Repurchase Right, a holder shall deliver to the Company on or before the 15th day after the date of the Company Notice (i) written notice of the holder’s exercise of such right, which notice shall set forth the name of the holder, the Face Amount and accrued and unpaid interest of the Securities to be repurchased, and a statement that an election to exercise the Repurchase Right is being made thereby, and (ii) the Securities with respect to which the Repurchase Right is being exercised. Such written notice shall be irrevocable, except that the right of any holder to convert the Securities under Section 4 with respect to which the Repurchase Right is being exercised shall continue until midnight (Eastern Time) on the business day immediately preceding the Repurchase Date.

            (d)   In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the holders of Securities the applicable repurchase price in cash within three (3) trading days after the Repurchase Date, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the repurchase right has been exercised.

            (e)   Any Security which is to be repurchased only in part shall be surrendered to the Company and the Company shall execute and make available for delivery to the holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

        7.   Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Security may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least 50.1% of the aggregate principal amount then outstanding of the Securities; provided that no such action shall change (i) the amount of Securities whose holders must consent to an amendment, (ii) the stated rate of or extend the stated time for or manner in which interest accrues or payment of interest is made on any Security, (iii) reduce the amount of or any provision relating to the scheduled payment of principal on the Securities, (iv) change the time at which any Security may be redeemed or amend the conversion rights as set forth under Section 4, (v) alter or adversely affect the rights of any holder under Section 3 or Section 6, (vi) modify the provisions of Section 10 in a manner adverse to the holders of any Securities, (vii) make any Security payable in any money or at any place other than as stated in the Security, (viii) impair the right of any holder to receive payment of principal and interest on such holder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Securities, or (ix) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions, in each such case without the consent of the applicable holder if such change is adverse to such holder.

        8.   Place of Payment. Payments of principal and interest and all notices and other communications to the Investor hereunder or with respect hereto are to be delivered to the Investor at the address identified in the Agreement or to such other address or to the attention of such other person as specified by prior written notice to the Company, including any transferee of this Security.

        9.   Waivers. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Security.

        10.   Subordination. The Company agrees, and by the acceptance hereof each holder agrees, as follows:

            (a)   Subordination of Liabilities. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of this Security (together with its successors and assigns, the “holder of this Security”) by its acceptance hereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, this Security (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined herein); provided, however, that this Security shall not in any way be subordinated to any Obligation (as defined herein) that is incurred to fund, or is otherwise in connection with or relates to, a Change of Control. The provisions of this Section 10 shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such and they and/or each of them may proceed to enforce such provisions. No provisions of this Section 10 shall prevent the occurrence of any default or Event of Default hereunder.

            (b)   Company Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.

               (i)   In the event of a Senior Default (as hereinafter defined), then, upon receipt by the Company of duly and properly delivered formal written declaration of such Senior Default (a “Senior Default Declaration”) from the requisite holders of any outstanding Senior Indebtedness to which such Senior Default relates or any duly authorized representative of such holders, no payment (other than a payment in the form of any other indebtedness of the Company which is subordinated to the payment of the Senior Indebtedness to the same extent as this Security is subordinated to the Senior Indebtedness or payments made in equity securities of the Company, including as a result of the conversion of the Securities into Shares of Common Stock) shall be made by the Company on account of principal of or interest on the Subordinated Indebtedness unless and until (i) such Senior Default shall have been cured or waived or shall have ceased to exist (including without limitation by virtue of renegotiation or amendment of the documentation relating to the Senior Indebtedness) or (ii) all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash, or provision shall have been made for such payment (such period during which a Senior Default continues being a “Default Blockage Period”). The Company shall promptly notify all holders of record of the Securities of any Senior Default Declaration and the resulting commencement of a Default Blockage Period.

               (ii)   If an Event of Default shall occur and be continuing at any time during the continuance of a Default Blockage Period, no holder of Subordinated Indebtedness shall ask, demand or sue for any payment or distribution or seek any other remedy in respect of the Subordinated Indebtedness or commence or join in with any other creditor (other than the agent for the holders of Senior Indebtedness) in commencing any bankruptcy, insolvency, receivership or similar proceedings prior to the earliest to occur of (i) acceleration of any Senior Indebtedness or any other exercise of remedies by the holders of Senior Indebtedness, including without limitation any realization on collateral or any reduction of commitments (other than a voluntary reduction of commitments by the Company) as a result of the occurrence and continuance of any event of default under any agreement or instrument evidencing Senior Indebtedness, (ii) the occurrence of an Event of Default specified in Sections 5(a)(ii) hereof or (iii) the expiration of such Default Blockage Period.

               (iii)   In the event that, notwithstanding the other provisions of this Section 10(b), the Company shall make (or any other person or entity on behalf of the Company shall make) any payment on account of the Subordinated Indebtedness (other than as contemplated by this Security) or shall acquire any Subordinated Indebtedness for cash or property at a time when payment is not permitted by such provisions, such payment shall be held by the holder of this Security, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative, agent or trustee under the loan agreement, indenture or other agreement pursuant to which any Senior Indebtedness may have been issued or incurred, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Section 10 or affecting the subordination effected hereby, if notice has not been previously given, the Company shall give the holder of this Security prompt written notice of any event which would prevent payments under this Section 10(b).

            (c)   Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Company. Upon any payment or distribution of assets of the Company of any kind or character (whether in cash, properties or securities) in connection with any total or partial dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceedings or upon an assignment for the benefit of creditors, marshaling of assets of the Company or otherwise):

               (i)   the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness before the holder of this Security is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness other than equity securities of the Company or debt securities that are subordinated to the Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Indebtedness;

               (ii)   any payment or distribution of assets of the Company of any kind or character (other than equity securities of the Company or debt securities that are subordinated to the Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Indebtedness), whether in cash, property or securities to which the holder of this Security would be entitled except for the provisions of this Section 10, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative, agent or trustee under any loan agreement, indenture or other agreement under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

               (iii)   in the event that, notwithstanding the foregoing provisions of this Section 10(c), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received in violation hereof by the holder of this Security on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative, agent or trustee under any loan agreement, indenture or other agreement under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. To the extent so paid over, any amount received by a holder of the Securities shall be deemed to be reinstated and outstanding as if such payment to such holder had not occurred.

        To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred. If the holder of this Security does not file a proper claim or proof of debt in the form required in any bankruptcy, insolvency, receivership, reorganization or similar proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative, agent or trustee is hereby authorized to file an appropriate claim for and on behalf of the holder of this Security.

            (d)   Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness and subject to the penultimate sentence of Section 10(c), the holder of this Security shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Security shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of this Security by virtue of this Section 10 which otherwise would have been made to the holder of this Security shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Security, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 10 are and are intended solely for the purpose of defining the relative rights of the holder of this Security, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            (e)   Obligation of the Company Unconditional. Nothing contained in this Section 10 or in this Security or any of the other Transaction Documents (as defined in the Agreement) is intended to or shall impair, as between the Company and the holder of this Security, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Security the principal of and interest on this Security as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of this Security and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Security from exercising all remedies otherwise permitted by applicable law upon an event of default under this Security, subject to the provisions of this Section 10 and Section 5 of this Security, including the rights of the holders of Senior Indebtedness in respect of assets of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Section 10, the holder of this Security shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of this Security, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10. Subject to Section 10(c)(iii), this Section 10 shall not impair the ability of a holder of a Security to declare an Event of Default.

            (f)   Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions of this Security, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of this Security with respect hereto, at any time and from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, alter or increase, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release or impairment of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Security.

            (g)   Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations of the Company under, or in respect of, any other indebtedness for borrowed money, whether outstanding on the date hereof or hereafter created, incurred or assumed, which the Company does not specifically designate in writing as “Subordinated Indebtedness” for purposes of this Security; provided, however, that no Senior Indebtedness shall by its terms prohibit the repayment of the principal amount outstanding under this Security and accrued interest at maturity unless an event of default under such Senior Indebtedness has occurred and is continuing thereunder, and provided further that such term specifically shall be deemed to exclude all taxes and equity securities obligations. As used herein, the term “Obligation” shall mean any principal, interest, premium, Payments, fees, expenses, indemnities, reimbursements and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any indebtedness for borrowed money, including without limitation capitalized lease obligations (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective issue of Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any such proceeding).

            (h)   Other Defined Terms. The term “Senior Default” shall mean any default in the payment of principal (or premium, if any) or interest on, or other amount payable in respect of, any Senior Indebtedness when due that, by the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permits one or more holders of such Senior Indebtedness (or a trustee or agent or behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, or the occurrence or existence of any other event, circumstance, condition or state of facts that, by the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permits one or more holders of such Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

        11.   Benefits of the Agreement. The Investor and all transferees (to the extent permitted in the Agreement) shall be entitled to the rights and benefits granted to them in the Agreement.

        12.   Registration of Transfer and Exchange Generally.

            (a)   Registration, Registration of Transfer and Exchange Generally. The Company shall keep at its principal executive offices a register (the register maintained in such being herein sometimes collectively referred to as the “Debenture Register”) in which the Company shall provide for the registration of Securities and of transfers and exchanges of Securities.

        Subject to the provisions of the Agreement regarding restrictions on transfer and provided the transferee agrees to be bound by the terms of the Agreement, upon surrender for registration of transfer of any Security at its principal executive office, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Securities in denominations of not less than $100,000 each (provided that if necessary to enable the registration by a holder of its entire holding of Securities, one Security may be in a denomination of less than $100,000) or integral multiples thereof, of a like aggregate principal amount and bearing such restrictive legends as may be required by law.

        At the option of a holder, Securities may be exchanged for other Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by law upon surrender of the Securities to be exchanged at the Company’s principal executive offices. Whenever any Securities are so surrendered for exchange, the Company shall execute and make available for delivery the Securities which the holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company, duly executed by the holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Securities.

            (b)   Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Company, the Company shall execute and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company (i) evidence to its reasonable satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by the Company to save itself harmless, then, in the absence of notice to the Company that such Security has been acquired by a protected purchaser, the Company shall execute and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security, subject to the holders’ conversion rights pursuant to Section 4 hereof.

        Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        13.    Governing Law. THIS SECURITY AND THE RIGHTS AND DUTIES OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. THE COMPANY AND THE HOLDER HEREBY SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION AND WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF MULTNOMAH, STATE OF OREGON. THE COMPANY AND THE HOLDER WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY.

        14.   Incorporation of Terms. All capitalized terms not otherwise defined in this Security shall have the definition set forth in the Agreement.

        IN WITNESS WHEREOF, the Company has executed and delivered this Security on January 3, 2002.

WILSHIRE FINANCIAL SERVICES GROUP INC.

By:
Name:
Title:

EXHIBIT 1

(To be Executed by Registered Holder
in order to Convert Security)

CONVERSION NOTICE
FOR
8% CONVERTIBLE SUBORDINATED DEBENTURE DUE DECEMBER 15, 2005

        The undersigned, as Holder of the 8% Convertible Subordinated Debenture Due 2005 of WILSHIRE FINANCIAL SERVICES GROUP INC. (the “Company”), in the outstanding principal amount of U.S. $_____________ (the “Security”), hereby elects to convert that portion of the outstanding principal amount of the Security shown on the next page into shares of Common Stock, $.01 par value per share (the “Common Stock”), of the Company according to the conditions of the Security, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Conversion Information:                      NAME OF HOLDER:

                                            By: _________________________________
                                                   Print Name:
                                                   Print Title:

                                            Print Address of Holder:
                                            _____________________________________
                                            _____________________________________

                                            Issue Common Stock to:  _____________
                                            at: _________________________________
                                            _____________________________________

                                            Date of Conversion

                                            _____________________________________
                                            Applicable Conversion Price

THE COMPUTATION OF THE NUMBER OF COMMON SHARES TO
BE RECEIVED IS SET FORTH ON THE ATTACHED PAGE

Page 2 to Conversion Notice for: _______________________________________________
                    (Name of Holder)

COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

Face Amount converted:                                                 $______________

Conversion Price                                                       $______________

Premium Factor (if applicable)                                         _______________

Number of Shares of Common Stock = Face Amount converted*
                                   ---------------------
                                     Conversion Price

Number of shares of Common Stock = _________________________

Cash to be paid representing accrued and unpaid interest on
Face Amount being converted                                            $______________

Cash to be paid in lieu of Fractional Shares                           $______________

Please issue and deliver _____ new Security(ies) in the following amounts:

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

____________________________
* Multiplied by the Premium Factor if this Conversion Notice is being delivered subsequent to the Redemption Record Date